Exhibit 10.25

THIRD LOAN MODIFICATION AGREEMENT

Recitals:

(1)     MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation, is called the “Borrower”.

(2)     FIRST HAWAIIAN BANK, a Hawaii corporation, is called the “Lender”.

(3)     Lender made a revolving credit facility (the “Credit Facility”) in favor of the Borrower up to the Revolving Loan Commitment, pursuant to the terms of a Credit Agreement dated August 4, 2016, by and between the Borrower and the Lender, as amended and restated by that certain Amended and Restated Credit Agreement dated December 30, 2016 (as amended and restated, the “Amended and Restated Credit Agreement”). Capitalized terms that are not otherwise defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement.

(4)     The Credit Facility is evidenced by that certain Note dated August 4, 2016, executed by the Borrower, as Maker, and payable to the order of the Lender, as Payee, in the principal amount of $27,000,000 (the “Note”).

(5)     Pursuant to that certain Loan Modification Agreement dated December 30, 2016, by and between the Lender and the Borrower, among other things, the Revolving Loan Commitment was reduced to $10,000,000.

(6)     Pursuant to that certain Second Loan Modification Agreement dated March 16, 2017, by and between the Lender and the Borrower, the Revolving Loan Commitment was increased from $10,000,000 to $15,000,000.

(7)     The Amended and Restated Credit Agreement provides for two (2) consecutive options of one (1) year each to extend the Original Term of the Credit Facility, subject to satisfaction of certain conditions.

(8)     The parties to this Agreement agree that as of December 20, 2019, the outstanding principal balance due under the Note was $1,035,439.57.

(9)     The Borrower has requested that the Credit Facility be amended to change the extension option from two (2) consecutive options of one (1) year each to one (1) option of two (2) years to December 31, 2021. The Lender is willing to accommodate the request under the terms and conditions of this Agreement.

Agreements:

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties do hereby agree as follows:

1.     Amended and Restated Credit Agreement. Section 1.2(e) of the Amended and Restated Credit Agreement is hereby amended in its entirety to read as follows:

“Option to Extend Maturity Date.

(i)     Extension Option. The Borrower shall have one (1) option (the “Extension Option”) of two (2) years to extend the Original Term of the Credit Facility, subject to the following conditions and as more particularly described in this Section 1.2(e):

(A)     No Default or Event of Default shall have occurred and be continuing;

(B)     The Borrower shall have complied with all Debt Yield requirements set forth in Section 4.15(d)

(C)     The Borrower shall provide the Lender with at least forty-five (45) days’ written notice of its intent to exercise the Extension Option; and

(D)     Upon exercise of the Extension Option, the Borrower shall pay an extension fee in the amount of one-fourth percentage points (.25%) of the Revolving Loan Commitment for the applicable Extension Option.

(ii)     Extension Option Terms and Conditions. The Extension Option, if duly exercised and if all conditions thereof are duly satisfied, shall extend the Maturity Date by two (2) years from December 31, 2019 (the “Extension Date”) to December 31, 2021 (said period being referred to herein as the “Extension Period”). In addition to the terms and conditions set forth in Section 1.2(e)(i) above, the Extension Option shall be subject to the following additional terms and conditions:

(A)     Prior to the Extension Date, the Lender shall have received an updated appraisal, dated no earlier than sixty (60) days prior to the Extension Date, showing the value of the Primary Mortgaged Property (exclusive of any released property and rounded upward to the nearest $1000 increment) to be no less than the amount necessary to cause the Loan to Value Ratio with respect to the Primary Mortgaged Property only, to be no more than sixty-five percent (65%) (i.e., based on a Revolving Loan Commitment of $15,000,000, the required value of the Primary Mortgaged Property would be no less than $23,077,000). If the appraised value is less than such amount, the Borrower may exercise the Extension Option, but the Revolving Loan Commitment shall be reduced to a level sufficient to cause the Loan to Value Ratio for the Extension Period to be no more than 65%, and the extension fee for the Extension Option shall be correspondingly reduced.

(B)     [RESERVED].

(C)     The Borrower shall have at all times prior to the Extension Date complied with the financial covenants of the Loan, including the Debt Yield requirements described in Section 4.15(d).”

All references in the Amended and Restated Credit Agreement to (a) the Extension Option shall refer to the Extension Option as amended hereby, (b) the “First Extension Date” and the “First Extension Period” are hereby amended to the “Extension Date” and “Extension Period”, respectively, and (c) the second Extension Option, the “Second Extension Date” and the “Second Extension Period” are hereby deleted.

2.     Acknowledgment by Borrower. The Borrower hereby confirms that its respective representations, warranties and agreements to the Lender under the Environmental Indemnity Agreement remain in full force and effect and apply to the Credit Facility, as amended and restated, and the Loan Documents.

3.     Enlargement. Any provision contained in the Loan Documents to the contrary notwithstanding, all terms and provisions of the Loan Documents, including the provisions for acceleration upon or after default, are hereby enlarged and extended to include and constitute security for the observance of the terms of this Agreement and the Amended and Restated Credit Agreement, as further amended hereby. All references in the Loan Documents to the “Credit Agreement” are hereby enlarged and expanded to mean the Amended and Restated Credit Agreement, as further amended hereby.

4.     Modification. This Agreement is a modification only and not a novation. In all other respects, the terms and conditions of the Amended and Restated Credit Agreement, as hereby modified, are hereby ratified and confirmed and shall remain in full force and effect.

5.     Reaffirmation. The Borrower confirms and reaffirms all of its representations, warranties and covenants in the Loan Documents.

6.     No Claims. The Borrower agrees and acknowledges that there are no claims, defenses or offsets that may be asserted by the Borrower that may reduce any amounts outstanding under the Loan Documents arising prior to the Effective Date. In consideration of the Lender’s agreements herein, the Borrower agrees that any such claims, defenses and offsets are hereby released.

7.     Costs and Expenses. In consideration of, and as a condition to, the agreements contained herein, the Borrower shall promptly reimburse the Lender upon demand for all costs and expenses, including recordation fees and reasonable attorneys’ fees, incurred by the Lender in connection with this transaction.

8.     Other Terms and Conditions.

(a)    This Agreement shall be effective as of December 31, 2019 (the “Effective Date”), when the following conditions have been satisfied:

(i)      this Agreement has been executed and delivered to the Lender by the Borrower; and

(ii)     the Borrower has provided the Lender with evidence that the Borrower has the authority to amend the Credit Facility as provided in this Agreement, and to perform its obligations under the Amended and Restated Credit Agreement, as amended.

(b)     The rights, duties and obligations hereunder shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.

(c)     Within five (5) days of the Lender’s request, the Borrower shall execute and deliver such further documents and do such other acts as the Lender may reasonably deem necessary to carry out the purposes of this Agreement.

(d)     This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

[The following page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Loan Modification Agreement to be duly executed as of the Effective Date.

FIRST HAWAIIAN BANK

By:	/s/ JOYCE Y. SAKAI
Joyce Y. Sakai Senior Vice President

Lender

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	/s/ TIM T. ESAKI
Tim T. Esaki Chief Financial Officer

Borrower

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